As filed with the Securities and Exchange Commission on August 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECLIPSE RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	46-4812998
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

(814) 308-9754

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin W. Hulburt

Chairman, President and Chief Executive Officer

Eclipse Resources Corporation

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

(814) 308-9754

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glen J. Hettinger

Bryn A. Sappington

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

(214) 855-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (1)
Common Stock, par value $0.01 per share	(2)	(2)	(2)
Preferred Stock, par value $0.01 per share	(2)	(2)	(2)
Depositary Shares	(2)	(2)	(2)
Warrants	(2)	(2)	(2)
Rights	(2)	(2)	(2)
Purchase Contracts	(2)	(2)	(2)
Units	(2)	(2)	(2)
Total			$500,000,000(3)	$58,100(3)

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate amount of depositary shares, such indeterminate number of warrants to purchase common stock or preferred stock, such indeterminate number of rights to purchase common stock, preferred stock, or warrants, and such indeterminate number of units and purchase contracts as may be sold by the registrant from time to time at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock as may be issued upon conversion of or exchange for preferred stock that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.
(2)	Omitted pursuant to General Instruction II.D of Form S-3.
(3)	Calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act and based upon the maximum aggregate offering price of all securities being registered for a primary offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated August 11, 2015

Prospectus

$500,000,000

ECLIPSE RESOURCES CORPORATION

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

We may from time to time offer to sell together or separately in one or more offerings the following securities in amounts, at prices, and on terms to be determined by market conditions and other factors at the time of any such offering:

•	common stock, par value $0.01 per share, which we refer to as our common stock;

•	preferred stock, par value $0.01 per share, in one or more series, which may be convertible into or exchangeable for common stock or other preferred stock;

•	depositary shares representing interests in shares of our preferred stock;

•	warrants to purchase common stock or preferred stock;

•	rights to purchase common stock, preferred stock, or warrants;

•	purchase contracts; and

•	units that include any of these securities.

The aggregate amount of the securities offered by us under this prospectus will not exceed $500,000,000. When we decide to sell particular securities, we will provide you with the specific terms and the public offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. The prospectus supplement may add to, change, update, or supersede information contained in this prospectus. The prospectus supplement may also contain important information about U.S. federal income tax consequences. You should carefully read this prospectus, together with any applicable prospectus supplement and information incorporated by reference in this prospectus and any applicable prospectus supplement, before you decide to invest.

Our common stock is listed on the New York Stock Exchange, or NYSE, and trades under the ticker symbol “ECR.” On August 10, 2015, the last reported sale price of our common stock on the NYSE was $4.80. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

These securities may be sold directly by us, to or through underwriters or dealers, through agents designated from time to time, through a combination of these methods, or through any other method permitted by law on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters, or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names, any fees, commissions, and discounts payable to them, and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale, and the contemplated use thereof, will also be described in a prospectus supplement.

The address of our principal executive offices is 2121 Old Gatesburg Road, Suite 110, State College, Pennsylvania 16803. Our phone number of our principal executive offices is (814) 308-9754. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and are eligible for reduced public company reporting requirements.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 3 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2015

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, change, update, or supersede the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus and any applicable prospectus supplement, together with the information incorporated by reference into the foregoing, before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson, or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus is current as of any date other than the date of this prospectus, and you should not assume that the information contained in a document incorporated by reference is accurate as of any date other than the date of such document (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations, and prospects may have changed since then.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

Unless otherwise indicated, all references in this prospectus to “Eclipse,” “Eclipse Resources,” the “Company,” “we,” “our,” “us” and like terms refer collectively to Eclipse Resources Corporation and its consolidated subsidiaries. In this prospectus, we sometimes refer to the common stock, preferred stock, depositary shares, warrants, rights, purchase contracts, and units collectively as the “securities.”

Industry and Market Data

The market data and certain other statistical information presented or incorporated by reference in this prospectus are based on independent industry publications, government publications, filings, press releases, and presentations by other oil and gas companies, and other published independent sources. Some data is also based on our good faith estimates. Although we have no reason to believe these third party sources (including data related to third party wells) are not reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

Trademarks, Service Marks and Trade Names

We own or have rights to various trademarks, service marks, and trade names that we use in connection with the operation of our business. This prospectus may also contain or incorporate by reference trademarks, service marks, and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names, or products in this prospectus and the documents incorporated herein by reference is not intended to, and does not, imply a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks, and trade names presented or incorporated by reference in this prospectus may appear without the ®, TM, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks, and trade names.

RISK FACTORS

Investing in our securities involves a significant degree of risk, including risks relating to the speculative nature of oil and natural gas exploration, competition, volatile oil, natural gas, and natural gas liquids (“NGLs”) prices, and other material factors. Before you decide whether to purchase any of our securities, in addition to the information in this prospectus and any applicable prospectus supplement (including the matters addressed under “Information Regarding Forward-Looking Statements”) and other information, documents, or reports included in or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider in their entirety the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to such Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented, or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. For more information, see the section entitled “Available Information.” These risks, and additional risks not known to us or that we currently believe are immaterial, could materially and adversely affect our business, results of operation, and financial condition and could result in a partial or complete loss of your investment.

ABOUT ECLIPSE RESOURCES CORPORATION

Our Company

We are an independent exploration and production company engaged in the acquisition and development of oil and natural gas properties in the Appalachian Basin. As of May 31, 2015, we had assembled an acreage position approximating 222,000 net acres in Eastern Ohio. Approximately 101,000 of our net acres are located in what we believe to be the most prolific and economic area of the Utica Shale fairway, which we refer to as the Utica Core Area, and approximately 27,000 of these net acres are also prospective for the highly liquids rich area of the Marcellus Shale in Eastern Ohio within what we refer to as Our Marcellus Project Area. Based on our initial drilling results, we believe the Utica and Marcellus Shales offer some of the highest rate of return wells in North America. We are the operator of approximately 87% of our net acreage within the Utica Core Area and Our Marcellus Project Area. As of May 31, 2015, we had identified approximately 2,934 gross (800 net) remaining horizontal drilling locations across our acreage, comprised of 2,389 locations within the Utica Core Area and 545 locations within Our Marcellus Project Area. As of May 31, 2015, we or our operating partners had commenced drilling 197 gross wells within the Utica Core Area and Our Marcellus Project Area. We intend to focus on developing our substantial inventory of horizontal drilling locations and will continue to opportunistically add to this acreage position where we can acquire acreage at attractive prices.

We have assembled a team of executive and operating professionals with significant knowledge and experience in the Appalachian Basin, particularly with respect to drilling unconventional oil and natural gas wells, managing large scale drilling programs and optimizing the value of the associated production through a coordinated midstream effort. Our senior management has over 250 years of combined engineering, land, legal, and financial expertise.

Our corporate office is located at 2121 Old Gatesburg Road, Suite 110, State College, Pennsylvania 16803. Our phone number is (814) 308-9754 and our website address is www.eclipseresources.com. Information contained on our website does not constitute part of this prospectus or any prospectus supplement.

For additional information as to our business, properties, and financial condition, please refer to the documents cited in “Available Information” and “Incorporation of Certain Information by Reference.”

AVAILABLE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, including the exhibits thereto, as permitted by the rules and regulations of the SEC. For further information about us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which you may read, free of charge, and copy, at the prescribed rates, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at www.sec.gov. Our Internet website address is www.eclipseresources.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering, you should always check for reports we may have filed with the SEC after the date of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date of this prospectus, and you should not assume that the information contained in a document incorporated by reference is accurate as of any date other than the date of such document (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided). We incorporate by reference into this prospectus: (1) the documents listed below; (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement; and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC (including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) and which is not deemed filed under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 9, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 11, 2015;

•	our Current Reports on Form 8-K, filed with the SEC on January 15, 2015, January 29, 2015, February 25, 2015, May 12, 2015, June 12, 2015, June 22, 2015, and July 8, 2015;

•	the financial statements of Eclipse Resources Corporation, Eclipse Resources—Ohio, LLC, and Eclipse Resources Operating, LLC included in the prospectus filed pursuant to Rule 424(b)(4) with the SEC on June 23, 2014; and

•	the description of our common stock contained in our Form 8-A filed on June 19, 2014, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus. Requests for such documents should be directed to:

Eclipse Resources Corporation

2121 Old Gatesburg Road, Suite 110

State College, Pennsylvania 16803

(814) 308-9754

Attention: General Counsel

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this prospectus and the documents incorporated by reference regarding our strategy, future operations, financial position, estimated revenues and income or losses, projected costs and capital expenditures, prospects, plans, and objectives of management are forward-looking statements. When used in this prospectus and in the documents incorporated by reference, the words “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are or were, when made, based on current expectations and assumptions about future events and are or were, when made, based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, and in the applicable prospectus supplement.

Forward-looking statements may include statements about, among other things:

•	our business strategy;

•	reserves;

•	general economic conditions;

•	financial strategy, liquidity, and capital required for developing our properties and the timing related thereto;

•	realized natural gas, NGLs, and oil prices;

•	the timing and amount of our future production of natural gas, NGLs, and oil;

•	our hedging strategy and results;

•	future drilling plans;

•	competition and government regulations, including those related to hydraulic fracturing;

•	the anticipated benefits under our commercial agreements;

•	pending legal matters relating to our leases;

•	marketing of natural gas, NGLs, and oil;

•	leasehold and business acquisitions;

•	the costs, terms, and availability of gathering, processing, fractionation, and other midstream services;

•	credit markets;

•	uncertainty regarding our future operating results, including initial production rates and liquids yields in our type curve areas; and

•	plans, objectives, expectations, and intentions contained or incorporated by reference in this prospectus that are not historical.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering, and sale of natural gas, NGLs, and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility, inflation, lack of availability of drilling, production, and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs, and oil reserves and in projecting future rates of production, cash flows, and access to capital, risks associated with our level of indebtedness, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in this prospectus.

Reserve engineering is a process of estimating underground accumulations of natural gas, NGLs, and oil that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing, and production activities may justify revisions of estimates that were made previously. If significant, such revisions could change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of natural gas, NGLs, and oil that are ultimately recovered.

Should one or more of the risks or uncertainties described or incorporated by reference in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include, among other things, acquisitions, capital expenditures, working capital, repayment or refinancing of indebtedness or payment of other corporate obligations, investments in our subsidiaries, investment in existing or future projects, or repurchasing or redeeming our securities. We may invest funds not required immediately for such purposes in marketable securities and short-term investments. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the specific offering and will be disclosed in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated basis. You should read these ratios of earnings to fixed charges in connection with our financial statements, including the notes to those financial statements, incorporated by reference into this prospectus (amounts in thousands, except ratios).

	Three-Months Ended March 31, 2015	Year-Ended December 31,
		2014	2013	2012
Ratio of Earnings to Fixed Charges (1)(2)	—	—	—	—

(1)	We would have needed to generate additional earnings of $53,158, $120,492, $45,016, and $8,759 to achieve coverage of 1:1 for the three months ended March 31, 2015 and the years ended December 31, 2014, 2013, and 2012, respectively.
(2)	We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

In calculating the ratio of earnings to fixed charges, “earnings” is the amount resulting from adding and subtracting the following items: (a) adding the following: (i) pre-tax income from continuing operations before adjustment for income or loss from equity investees (equity investees are investments that we account for using the equity method of accounting); (ii) fixed charges; (iii) amortization of capitalized interest; (iv) distributed income of equity investees; and (v) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; and (b) subtracting the following: (i) interest capitalized; (ii) preference security dividend requirements of consolidated subsidiaries; and (iii) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. The term “fixed charges” means the sum of the following: (a) interest expensed and capitalized; (b) amortized premiums, discounts, and capitalized expenses related to indebtedness; (c) an estimate of the interest within rental expense; and (d) preference security dividend requirements of consolidated subsidiaries.

THE SECURITIES WE MAY OFFER

The descriptions of the securities we may offer contained in this prospectus summarize certain material terms and provisions of the various types of securities that we may offer. The material terms and provisions of the securities offered by a prospectus supplement will be described in that particular prospectus supplement. Any prospectus supplement may add, change, update, or supersede the information contained in this prospectus. To the extent the information contained in the prospectus supplement differs from the summaries provided in this prospectus, you should rely on the information in the prospectus supplement. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Available Information” above.

We may from time to time offer to sell together or separately in one or more offerings the following securities in amounts, at prices, and on terms to be determined by market conditions and other factors at the time of any such offering:

•	common stock, par value $0.01 per share, which we refer to as our common stock;

•	preferred stock, par value $0.01 per share, in one or more series, which may be convertible into or exchangeable for common stock or other preferred stock;

•	depositary shares representing interests in shares of our preferred stock;

•	warrants to purchase common stock or preferred stock;

•	rights to purchase common stock, preferred stock, or warrants;

•	purchase contracts; and

•	units that include any of these securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.01 par value per share, of which 222,663,611 shares were issued and outstanding as of August 6, 2015, and 50,000,000 shares of preferred stock, $0.01 par value per share, of which no shares were issued and outstanding as of August 6, 2015.

The following summary of the capital stock and our amended and restated certificate of incorporation and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a stockholder.

Common Stock

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the amended and restated certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the Delaware General Corporation Law, which we refer to as the DGCL. Subject to prior rights and preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably in proportion to the shares of common stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid, and non-assessable, and all shares of common stock registered by this prospectus will be, when sold, validly issued, fully paid, and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, preemption, or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets in proportion to the shares of common stock held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of preferred stock, if any.

these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

We have elected not to be subject to the provisions of Section 203 of the DGCL.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests.

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	at any time after Eclipse Resources Holdings, L.P. (“Eclipse Holdings”) and EnCap Investments L.P. (“EnCap”) and their respective affiliates no longer collectively beneficially own more than 50% of the outstanding shares of our common stock,

•	provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series (prior to such time, such actions may be taken without a meeting by written consent of holders of common stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting);

•	provide our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least two-thirds (66 2/3%) of our then outstanding common stock (prior to such time, our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of a majority of our then outstanding common stock); and

•	provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer, or the chairman of the board (prior to such time, a special meeting may also be called at the request of stockholders holding a majority of the outstanding shares entitled to vote);

•	provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that we renounce any interest in existing and future investments in other entities by, or the business opportunities of, Eclipse Holdings and EnCap and any of their officers, directors, agents, stockholders, members, partners, affiliates, and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those investments or opportunities; and

•	provide that our amended and restated bylaws can be amended or repealed at any regular or special meeting of stockholders or by the board of directors, including the requirement that any amendment by the stockholders at a meeting, at any time after Eclipse Holdings and EnCap and their respective affiliates no longer collectively own more than 50% of the outstanding shares of our common stock, be upon the affirmative vote of at least two-thirds (66 2/3%) of the shares of common stock generally entitled to vote in the election of directors.

Forum Selection

Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, is the sole and exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; and

•	any action asserting a claim against us that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein.

Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this forum selection provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal, or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal, or modification.

Our amended and restated certificate of incorporation and amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee, or other agent for any liability arising out of that person’s actions as our officer, director, employee, or agent, regardless of whether Delaware law would permit indemnification. We have obtained directors’ and officers’ insurance to cover our directors, officers, and some of our employees for certain liabilities. We have entered into indemnification agreements with each of our current directors and officers and intend to enter into indemnification agreements with each of our future directors and officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “ECR.”

DESCRIPTION OF DEPOSITARY SHARES

Set forth below is a description of the general terms and conditions of the depositary shares that may be offered under this prospectus. The specific terms and conditions of the depositary shares will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the depositary shares as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the deposit agreement, the depositary receipts, and the certificate of designation of the applicable preferred stock because those documents, and not the summaries, define your rights as a holder of the depositary shares.

General

We may offer depositary shares (either separately or together with other securities) representing interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement between us and a bank or trust company, which we will select. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $500,000,000. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences, and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, and liquidation rights).

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received with respect to preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of the depositary shares owned by the holders on the relevant record date. However, the depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.

Redemption of Depositary Shares

If a series of the preferred stock underlying the depositary shares is redeemed in whole or in part, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The redemption price for each depositary share will be equal to the applicable fraction or multiple of the redemption price for each share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem on the same redemption date the number of depositary shares relating to the shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionally as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of depositary shares will cease, except the right to receive the money, securities, or other property payable upon the redemption and any money, securities, or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of depositary shares relating to the preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary how to exercise the voting rights pertaining to the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with these instructions, and we will agree to take all action that the depositary may consider necessary in order to enable the depositary to vote the shares.

Amendment and Termination of Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment that materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (i) all outstanding depositary shares issued under the agreement have been redeemed, or (ii) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $500,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications that we deliver to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither the depositary nor we will be liable if either of us are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts, or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

Set forth below is a description of the general terms and conditions of the warrants that may be offered under this prospectus. The specific terms and conditions of the warrants will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the warrants as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the warrant agreement and warrant certificate because those documents, and not the summaries, define your rights as a holder of the warrants.

General

We may issue warrants for the purchase of our common stock or preferred stock. Warrants may be issued independently or together with any of our common stock, preferred stock, or rights offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as further set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing the warrants, will be filed with the SEC in connection with the offering of particular warrants.

Terms of Warrants

The prospectus supplement relating to a particular issue of warrants to purchase our common stock or preferred stock will describe the terms of those warrants, which may include, without limitation, one or more of the following:

•	the title or designation of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the exercise price of the warrants may be payable;

•	the price at which the underlying securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase shares of our common stock or preferred stock, the holder will not have any rights as a holder of shares of our common stock or preferred stock, as the case may be, by virtue of ownership of the warrants.

DESCRIPTION OF RIGHTS

Set forth below is a description of the general terms and conditions of the rights that may be offered under this prospectus. The specific terms and conditions of the rights will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the rights as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the rights agent or subscription agent agreement and rights certificate because those documents, and not the summaries, define your rights as a holder of the rights.

General

We may issue rights to purchase common stock, preferred stock, or warrants. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights issuance, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights issuance. Rights may be issued independently or together with any of our common stock, preferred stock, or warrants offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of rights will be issued under a separate rights agent or subscription agent agreement to be entered into between us and a bank or trust company, as rights agent or subscription agent, as applicable, all as further set forth in the prospectus supplement relating to the particular issue of rights. The rights agent or subscription agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing rights, will be filed with the SEC in connection with the offering of particular rights.

Terms of Rights

The prospectus supplement relating to a particular issue of rights to purchase our common stock, preferred stock, or warrants will describe the terms of those rights, which may include, without limitation, one or more of the following:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Exercise of Rights

Each right would entitle the holder of the right to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock or preferred stock or warrants being offered. Holders may exercise rights at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised rights will be void. Holders may exercise rights as described in the prospectus supplement relating to the rights being issued. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

DESCRIPTION OF PURCHASE CONTRACTS

Set forth below is a description of the general terms and conditions of the purchase contracts that may be offered under this prospectus. The specific terms and conditions of the purchase contracts will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the purchase contracts as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the purchase contract because that document, and not the summaries, define your rights as a holder of the purchase contracts.

General

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of common stock or preferred stock, depositary shares, warrants, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of common stock or preferred stock, depositary shares, warrants, or any combination of the above. The price of the securities subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of the other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract.

If we issue a purchase contract as part of a unit, the applicable prospectus supplement will state whether the purchase contract will be separable from the other securities in the unit before the purchase contract settlement date. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement, and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

Terms of Purchase Contracts

The prospectus supplement relating to a particular issue of purchase contracts will describe the terms of those purchase contracts, which may include, without limitation, one or more of the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts will be issued as part of a unit and, if so, the other securities comprising the unit;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance, or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination, or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. Any prospectus supplement may add, change, update, or supersede the terms and conditions of the units as described in this prospectus. To the extent the information contained in the prospectus supplement differs from the summary set forth below, you should rely on the information in the prospectus supplement. The summary below and in the prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the unit agreement because that document, and not the summaries, define your rights as a holder of the units.

We may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, warrants, rights, purchase contracts, or any combination of such securities under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus which may include, without limitation, one or more of the following:

•	the title of the units;

•	identification and description of the separate securities included in the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the securities included in the units will be separately transferrable; and

•	any other material terms of the units and the securities included in such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any applicable prospectus supplement pursuant to underwritten public offerings (whether on a firm commitment, “best efforts,” or other basis), at-the-market offerings, negotiated transactions, block trades, or a combination of these methods. We may sell the securities to or through agents, underwriters, or dealers, directly to one or more purchasers (including existing holders of our securities) without using underwriters or agents, any combination of the foregoing methods, or through any other method permitted by applicable law and described in the applicable prospectus supplement. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a “best efforts” basis for the period of their appointment.

Agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through an exchange or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale on a firm commitment basis, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price, or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. Unless otherwise provided in the prospectus supplement, the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell our securities.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.

If we use a dealer, we, as principal, will sell our securities to the dealer. The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities. We will include the name of the dealer and the terms of our transactions with the dealer in the applicable prospectus supplement. We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. In this case, no underwriters or dealer would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

We may authorize underwriters, dealers, or agents to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters, dealers, and agents may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Any underwriters, dealers, or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make. Underwriters, dealers, and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the NYSE. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the NYSE subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities, including our common stock.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

LEGAL MATTERS

The validity of the securities that may be offered by this prospectus will be passed upon for us by Norton Rose Fulbright US LLP, Dallas, Texas. Legal counsel to any underwriters, dealers, or agents will be named in the applicable prospectus supplement and may pass upon legal matters for such underwriters, dealers, or agents.

EXPERTS

The audited consolidated financial statements of Eclipse Resources Corporation as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, incorporated by reference in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Eclipse Resources–Ohio, LLC as of June 25, 2013 and December 31, 2012, and for the year ended December 31, 2012 and the period January 1, 2013 through June 25, 2013, incorporated by reference in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Eclipse Resources Operating, LLC as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, incorporated by reference in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Estimates of our natural gas and oil reserves, related future net cash flows and the present values thereof related to our properties as of December 31, 2014, December 31, 2013, and December 31, 2012, incorporated by reference in this prospectus were based in part upon reserve reports prepared by independent petroleum engineers, Netherland, Sewell & Associates, Inc. We have included these estimates in reliance on the authority of said firm as experts in such matters.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Eclipse Resources Corporation
Unaudited Pro Forma Consolidated Financial Statements
Introduction	F-2
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2014	F-4
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-5

ECLIPSE RESOURCES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Introduction

Eclipse Resources Corporation (the “Company”) is a Delaware corporation formed by Eclipse Resources I, LP (“Eclipse I”) to engage in the exploitation, development, exploration, and acquisition of oil and natural gas properties in the Appalachian Basin. The following unaudited pro forma consolidated financial statements of the Company reflect the historical consolidated results of the Company and Eclipse I, the Company’s accounting predecessor, on a pro forma basis to give effect to the following transactions, which are described in further detail below, as if they had occurred on January 1, 2014, for pro forma statements of operations purposes:

•	The Corporate Reorganization. On June 24, 2014 prior to the completion of the IPO (as defined below), a corporate reorganization was completed. As a part of this corporate reorganization the following transactions occurred (collectively, the “Corporate Reorganization”):

•	the acquisition by Eclipse I of all of the outstanding equity interests in Eclipse Resources Operating, LLC (“Eclipse Operating”);

•	the contribution of equity interests in Eclipse I to Eclipse Resources Holdings, L.P. (“Eclipse Holdings”) by its then limited partners in exchange for similar equity interests in Eclipse Holdings;

•	the transfer of the outstanding equity interests in Eclipse GP, LLC, the general partner of Eclipse I, to Eclipse Holdings; and

•	the contribution of equity interests in Eclipse I and the outstanding equity interests in Eclipse GP, LLC, to the Company by Eclipse Holdings in exchange for 138,500,000 shares of common stock of the Company.

•	The Initial Public Offering. On June 25, 2014, the Company completed the initial public offering (the “IPO” or the “Initial Public Offering”) of 30,300,000 shares of $0.01 par value common stock, which included 21,500,000 shares sold by the Company and 8,800,000 shares sold by certain selling stockholders.

The unaudited pro forma consolidated statements of operations of the Company are based on (i) the audited historical consolidated statements of operations of the Company for the year ended December 31, 2014, having given effect to the Corporate Reorganization and Initial Public Offering as if they had occurred on January 1, 2014, and (ii) the unaudited historical operations of Eclipse Operating for the period from January 1, 2014 through June 24, 2014.

The pro forma data presented reflects events directly attributable to the described transactions and certain assumptions the Company believes are reasonable. The pro forma data are not necessarily indicative of financial results that would have been attained had the described transactions occurred on the dates indicated below or which could be achieved in the future because they necessarily exclude various operating expenses, such as incremental general and administrative expenses associated with being a public company. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

The unaudited pro forma consolidated financial statements and related notes are presented for illustrative purposes only. If the Initial Public Offering and other transactions contemplated herein had occurred on January 1, 2014, the Company’s operating results might have been materially different from those presented in the unaudited pro forma financial statements. The unaudited pro forma consolidated financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the Initial Public Offering and other transactions contemplated herein had taken place on January 1, 2014. In addition, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statements of operations, which should not be relied on as an indication of the future results the Company.

ECLIPSE RESOURCES CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Eclipse Resources Corporation Historical	Eclipse Operating	Corporate Reorganization		Initial Public Offering		Pro Forma As Adjusted
		(a)
	(in thousands, except per share data)
REVENUES
Oil and natural gas sales	$137,816	$—	$—		$—		$137,816
Other revenue	—	14,687	(14,687	)(b)	—		—
Total revenues	137,816	14,687	(14,687)		—		137,816
OPERATING EXPENSES
Lease operating	8,518	—	—		—		8,518
Transportation and gathering	18,114	—	—		—		18,114
Production and ad valorem taxes	7,084	—	—		—		7,084
Depreciation, depletion and amortization	89,218	—	—		—		89,218
Exploration	21,186	—	—		—		21,186
General and administrative	45,392	14,687	(14,687	)(b)	—		45,392
Accretion expense	791	—	—		—		791
Impairment of oil and gas properties	34,855	—	—		—		34,855
Gain on sale of assets	(960)	—	—		—		(960)
Gain on reduction in pension liability	(2,208)	—	—		—		(2,208)

Total operating expenses	221,990	14,687	(14,687)		—		221,990

OPERATING INCOME (LOSS)	(84,174)	—	—		—		(84,174)
OTHER INCOME (EXPENSE)
Gain on derivative instruments	20,791	—	—		—		20,791
Interest expense, net	(48,347)	—	—		236	(c)	(48,111)
Other income	353	—	(353	)(d)	—		—

Total other income (expense), net	(27,203)	—	(353)		236		(27,320)

INCOME (LOSS) BEFORE INCOME TAXES	(111,377)	—	(353)		236		(111,494)
INCOME TAX EXPENSE (BENEFIT)	71,799	—	(107,650	)(e)	83	(c)	(35,768)

NET LOSS	$(183,176)	$—	$107,297		$153		$(75,726)

NET LOSS PER COMMON SHARE (f)
Basic and diluted							$(0.49)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (f)
Basic and diluted							154,677

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ECLIPSE RESOURCES CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION, THE OFFERING AND OTHER TRANSACTIONS

The historical financial information is derived from the consolidated financial statements of Eclipse Resources Corporation, Eclipse Resources–Ohio, LLC, and Eclipse Resources Operating, LLC incorporated by reference in this prospectus. For purposes of the unaudited pro forma statements of operations, it is assumed that the Eclipse Operating acquisition, the Corporate Reorganization and the Initial Public Offering described elsewhere in this prospectus all transactions had taken place on January 1, 2014.

NOTE 2. PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The Company made the following adjustments and assumptions in the preparation of the unaudited pro forma statement of operations as of December 31, 2014:

(a)	Reflects the historical results of operations of Eclipse Operating for the period from January 1, 2014 through June 24, 2014, derived from the historical unaudited financial statements of Eclipse Operating directly prior to the Corporate Reorganization.

(b)	Reflects the elimination of the intra-company revenue and expense between Eclipse Resources Corporation and Eclipse Operating.

(c)	Reflects the reduction in interest expense, and related tax impact, under the Company’s revolving credit agreement as of December 31, 2014. On a pro forma basis, the Company would not have had outstanding borrowings under the Company’s revolving credit facility.

(d)	Reflects the elimination of the bargain purchase gain on the acquisition of Eclipse Operating as part of the Corporate Reorganization.

(e)	Reflects the elimination of the change in tax status charge of approximately $97.6 million and the estimated income tax benefit associated with the Company’s historical results of operations assuming the Company’s earnings had been subject to federal income tax as a subchapter C corporation using an effective tax rate of approximately 35%. The rate is inclusive of federal and state income taxes.

(f)	Reflects basic and diluted loss per common share for the issuance of shares of common stock in the Corporate Reorganization and IPO.

$500,000,000

ECLIPSE RESOURCES CORPORATION

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Purchase Contracts

Units

Prospectus

                    , 2015

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The fees and expenses, other than underwriting discounts and commission, payable by us in connection with the issuance and distribution of the offered securities as follows:

SEC registration fee		$58,100
Accounting fees and expenses		*
Legal fees and expenses		*
Engineering fees and expenses		*
Transfer agent fees and expenses		*
Printing expenses		*
Trustee fees and expenses		*
Miscellaneous fees and expenses		*
Total	$	*

*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, which we refer to as the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Our amended and restated certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our amended and restated certificate of incorporation provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability, or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers, and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Item 16.	Exhibits

Reference is made to the Index to Exhibits following the signature page, which Index is hereby incorporated by reference into this item.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that subparagraphs (1)(i), (1)(ii), and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus related, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of State College, Commonwealth of Pennsylvania, on August 11, 2015.

ECLIPSE RESOURCES CORPORATION

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Eclipse Resources Corporation hereby constitutes and appoints Benjamin W. Hulburt and Christopher K. Hulburt, and each of them individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file any or all amendments (including, without limitation, post-effective amendments) to this registration statement and any and all registration statements (including any amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with any and all exhibits thereto, and all other documents required to be filed therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Benjamin W. Hulburt Benjamin W. Hulburt	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 11, 2015

/s/ Matthew R. DeNezza Matthew R. DeNezza	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 11, 2015

/s/ Roy Steward Roy Steward	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 11, 2015

/s/ Christopher K. Hulburt Christopher K. Hulburt	Director, Executive Vice President, Secretary and General Counsel	August 11, 2015

/s/ D. Martin Phillips D. Martin Phillips	Director	August 11, 2015

/s/ Robert L. Zorich Robert L. Zorich	Director	August 11, 2015

Signature	Title	Date

/s/ Douglas E. Swanson, Jr. Douglas E. Swanson, Jr.	Director	August 11, 2015

/s/ Mark E. Burroughs, Jr. Mark E. Burroughs, Jr.	Director	August 11, 2015

/s/ Joseph C. Winkler, III Joseph C. Winkler, III	Director	August 11, 2015

/s/ Richard D. Paterson Richard D. Paterson	Director	August 11, 2015

/s/ Randall M. Albert Randall M. Albert	Director	August 11, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of Eclipse Resources Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2014)

4.2	Amended and Restated Bylaws of Eclipse Resources Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2014)

4.3	Stockholders Agreement, dated June 25, 2014, by and among Eclipse Resources Corporation, Eclipse Resources Holdings, L.P., CKH Partners II, L.P., The Hulburt Family II Limited Partnership, Kirkwood Capital, L.P, EnCap Energy Capital Fund VIII, L.P., EnCap Energy Capital Fund VIII Co-Investors, L.P., EnCap Energy Capital Fund IX, L.P., and Eclipse Management, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 30, 2014)

4.4	Amended and Restated Registration Rights Agreement, dated January 28, 2015, by and among Eclipse Resources Corporation, Eclipse Resources Holdings, L.P., CKH Partners II, L.P., The Hulburt Family II Limited Partnership, Kirkwood Capital, L.P, EnCap Energy Capital Fund VIII, L.P., EnCap Energy Capital Fund VIII Co-Investors, L.P., EnCap Energy Capital Fund IX, L.P., Eclipse Management, L.P., Buckeye Investors L.P., GSO Capital Opportunities Fund II (Luxembourg) S.à.r.l., Fir Tree Value Master Fund, L.P., Luxor Capital Partners, LP, and Luxor Capital Partners Offshore Master Fund, LP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2015)

4.5	Form of Common Stock Certificate of Eclipse Resources Corporation (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 2, 2014)

4.6	Indenture, dated as of July 6, 2015, between Eclipse Resources Corporation, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2015)

4.7	Registration Rights Agreement, dated as of July 6, 2015, between Eclipse Resources Corporation, the guarantors party thereto and Deutsche Bank Securities Inc. on behalf of itself and as representative of the initial purchasers named therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 8, 2015)

4.8*	Form of Preferred Stock Certificate

4.9*	Form of Certificate of Designations

4.10*	Form of Deposit Agreement for Depositary Shares

4.11*	Form of Depositary Receipt for Depositary Shares

4.12*	Form of Warrant Agreement

4.13*	Form of Warrant Certificate

4.14*	Form of Rights Agent Agreement or Subscription Agent Agreement

4.15*	Form of Rights Certificate

4.16*	Form of Purchase Contract

4.17*	Form of Unit Agreement

Exhibit Number	Description

4.18*	Form of Unit Certificate

5.1**	Opinion of Norton Rose Fulbright US LLP as to the legality of the securities registered hereby

12.1**	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1**	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)

23.2**	Consent of Grant Thornton LLP (Eclipse Resources Corporation)

23.3**	Consent of Grant Thornton LLP (Eclipse Resources Operating, LLC)

23.4**	Consent of Grant Thornton LLP (Eclipse Resources–Ohio, LLC)

23.5**	Consent of Netherland, Sewell & Associates, Inc.

24.1**	Power of Attorney (included on signature pages hereto)

99.1	Netherland, Sewell & Associates, Inc., Summary of Reserves at December 31, 2014 (Eclipse Resources I, LP) (incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 9, 2015)

99.2	Netherland, Sewell & Associates, Inc., Summary of Reserves at December 31, 2013 (Eclipse Resources I, LP) (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 5, 2014)

99.3	Netherland, Sewell & Associates, Inc., Summary of Reserves at December 31, 2012 (Eclipse Resources I, LP) (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 5, 2014)

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.